Exhibit 24.1

POWER OF ATTORNEY

Agilysys, Inc. (the “Company”) intends to file a Registration Statement on Form S-8 to register shares of the Company’s Common Shares, without par value, to be offered in connection with the Agilysys, Inc. 2011 Stock Incentive Plan. Each of the persons signing his name below hereby constitutes and appoints, as of the date appearing opposite his signature, Kathleen A. Weigand and Henry R. Bond, and each of them, his or her true and lawful attorney-in-fact, as agent with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign in any and all capacities and file (i) such registration statement with all exhibits thereto and other documents in connection therewith, (ii) any and all amendments, post-effective amendments and supplements thereto, and (iii) any and all applications or other documents pertaining to such securities or such registration, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.

Name	Title	Date

/s/ James H. Dennedy	Interim President and Chief Executive Officer,	July 28, 2011
James H. Dennedy	and Director
(Principal Executive Officer)

/s/ Keith M. Kolerus	Chairman of the Board	July 28, 2011
Keith M. Kolerus

/s/ R. Andrew Cueva	Director	July 28, 2011
R. Andrew Cueva

/s/ Robert A. Lauer	Director	July 28, 2011
Robert A. Lauer

/s/ John Mutch	Director	July 28, 2011
John Mutch